Exhibit 10.1

TENTH AMENDMENT TO THE LICENSE AGREEMENT

UC Control Number 2006-03-0536

THIS TENTH AMENDMENT (the “Tenth Amendment”), dated June 3, 2016 (the “Tenth Amendment’s Effective Date”), is made by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at IIII Franklin Street, 12” Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-1406 and BONE BIOLOGICS CORPORATION (“Licensee”) having a principal place of business at 321 Columbus Avenue, Boston, MA 02116 and amends the Exclusive License Agreement with Licensee, dated March 15, 2006 with UC Agreement Control Number 2006-03-0536 as amended by the First Amendment dated September 1,2007 with UC Control Number 2006-03-0536F, as further amended by the Second Amendment dated May 29, 2008 with UC Control Number 2006-03-05361, as further amended by the Third Amendment dated December 4, 2008 with UC Control Number 2006-03-0536K, as further amended by the Fourth Amendment dated August 19, 2009 with UC Control Number 2006-03-0536M, as further amended by the Fifth Amendment dated January 11,2011 with UC Control Number 2006-03-0536T, as further amended by the Sixth Amendment dated August 18, 2011 with UC Control Number 2006-03-0536V, as further amended by the Seventh Amendment dated August 7, 2012 with UC Control Number 2006-03-0536W, as further amended by the Eighth Amendment dated October 22, 2013 with UC Control Number 2006-03-0536Y, as further amended by the Ninth Amendment dated December 22, 2015 with UC Control Number 2006-03-0356 R-29 (collectively, the “License Agreement”) in accordance with the terms and conditions of this Tenth Amendment.

RECITALS

WHEREAS, Licensee desires to obtain an exclusive time-limited right to negotiate in good faith the terms of expanding the Field of Use of the License Agreement to include treatment of osteoporosis by systemic administration;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Tenth Amendment mutually agree to amend the License Agreement as follows:

1. ADD the following PARAGRAPH 2.5 to ARTICLE 2 (GRANT) of the License Agreement:

“2.5	The Regents hereby grants to Licensee an exclusive, time-limited right to negotiate in good faith the expansion of the Field of Use definition of the License Agreement to include treatment of Osteoporosis (the “Option”). The term of the Option (the “Option Term”) will be for a period of one (1) year commencing from the Tenth Amendment Effective Date. Licensee may exercise the Option by providing written notice to The Regents after completion of the diligence milestones outlined in this Section 2.5, declaring its intent to exercise the Option to negotiate the expansion of the Field of Use to include Osteoporosis. If Licensee elects to exercise the Option, the parties agree to negotiate in good faith the terms and conditions for a period not to exceed three (3) months from the date of Licensee’s exercise of the Option (the “Negotiation Period”). The Negotiation Period may be extended upon mutual written agreement of the parties. If, despite the parties’ good faith negotiation, such expansion of the Field of Use is not concluded within the Negotiation Period, neither party will have any further obligations to the other with respect to such Field of Use expansion.

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During the Option Term, Licensee will achieve the following diligence milestones:

2.5a	Prepare and deliver to The Regents investor documents outlining strategic plan for development of the Osteoporosis indication;

2.5b	Conduct meetings (in person or by telephone) with minimum five (S) prospective corporate partners (e.g. pharmaceutical companies, biotechnology companies and medical device companies); and

2.5c	Initiate large animal (e.g. sheep) pilot testing of NELL-I in the spinal fusion Field of Use.

In the event Licensee is unable to complete all of the milestones outlined in the above during the Option Term, The Regents will not be obligated to negotiate or enter into the expansion of the Field of Use definition of the License Agreement.”

2. In the event the Field of Use of the License Agreement is expanded per this Tenth Amendment:

2.1	ADD the following PARAGRAPH 1.18 to ARTICLE 1 (DEFINITIONS) of the License Agreement:

	“1.18	“Osteoporosis” means thinning of the bones, with reduction in bone mass, due to depletion of calcium and bone protein.”

2.2	DELETE the Field of Use defined in PARAGRAPH 1.4 in ARTICLE 1 (DEFINITIONS) of the License Agreement in its entirety and REPLACE with the following:

	“1.4	The “Field of Use” means use in spinal fusion by local administration and Osteoporosis, and excludes use in cartilage and all other indications.”

In Consideration for this Tenth Amendment, Licensee agrees to pay to The Regents Five Thousand Dollars ($5,000.00). If Licensee fails to make such payment within thirty (30) days of the Tenth Amendment’s Effective Date, The Regents shall have the right, but not the obligation, to terminate this Tenth Amendment in its entirety by providing written notice to Licensee. All other terms and conditions of the License Agreement remain the same.

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This Tenth Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this Tenth Amendment by their duly authorized representatives for good and valuable consideration.

BONE BIOLOGICS CORPORATION		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:		By:

Name:	Stephen R. LaNeve	Name:	Benjamin Dibling

Title:	Chief Executive Officer	Title:	Sr. Associate Director of Licensing

Date:	June 6, 2016	Date:

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